UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Aon plc	Aon Global Limited
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

Ireland	England and Wales
(Jurisdiction of Incorporation or Organization)	(Jurisdiction of Incorporation or Organization)

98-1539969	98-1030901
(I.R.S. Employer Identification no.)	(I.R.S. Employer Identification no.)

Metropolitan Building James Joyce Street Dublin 1, Ireland D01 K0Y8	The Aon Centre The Leadenhall Building 122 Leadenhall Street London, England, EC3V 4AN
(Address of Principal Executive Offices)	(Address of Principal Executive Offices)

Aon Corporation	Aon Global Holdings plc
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

Delaware	England and Wales
(Jurisdiction of Incorporation or Organization)	(Jurisdiction of Incorporation or Organization)

36-3051915	98-1199820
(I.R.S. Employer Identification no.)	(I.R.S. Employer Identification no.)

200 East Randolph Street Chicago, Illinois 60601 United States of America	The Aon Centre The Leadenhall Building 122 Leadenhall Street London, England, EC3V 4AN
(Address of Principal Executive Offices)	(Address of Principal Executive Offices)

Aon North America, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(Jurisdiction of Incorporation or Organization)

52-1245792

(I.R.S. Employer Identification no.)

200 East Randolph Street

Chicago, Illinois 60601

United States of America

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.125% Senior Notes due 2027 5.150% Senior Notes due 2029 5.300% Senior Notes due 2031 5.450% Senior Notes due 2034 5.750% Senior Notes due 2054	The New York Stock Exchange The New York Stock Exchange The New York Stock Exchange The New York Stock Exchange The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):

333-272818

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant’s Securities to be Registered.

Aon North America, Inc. (“ANA” or the “Issuer”) registers hereunder its 5.125% Senior Notes due 2027 (the “2027 Notes”), 5.150% Senior Notes due 2029 (the “2029 Notes”), 5.300% Senior Notes due 2031 (the “2031 Notes”), 5.450% Senior Notes due 2034 (the “2034 Notes”) and 5.750% Senior Notes due 2054 (the “2054 Notes” and, together with the 2027 Notes, the 2029 Notes, the 2031 Notes and the 2054 Notes, the “Notes”) and the guarantees thereof (the “Guarantees” and, together with the Notes, the “Securities”) by each of Aon plc, Aon Corporation (“Aon Corp.”), Aon Global Holdings plc (“AGH”) and Aon Global Limited (“AGL”). The information required by this item in respect of the Securities is incorporated herein by reference to the information set forth under the caption “Description of the Securities” in the Issuer’s Prospectus Supplement, dated February 28, 2024, and under the caption “Description of Debt Securities and Guarantees” in the accompanying Prospectus, dated June 22, 2023, filed with the Securities and Exchange Commission (the “Commission”) on February 29, 2024 and June 22, 2023, respectively.

Item 2. Exhibits.

Exhibit No.	Description

4.1	Indenture, dated March 1, 2024, among ANA, as issuer, Aon plc, Aon Corp., AGH and AGL, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (incorporated by reference to Exhibit 4.1 to Aon plc’s Current Report on Form 8-K filed with the Commission on March 1, 2024)

4.2	First Indenture Supplement, dated as of March 1, 2024, among ANA, as issuer, Aon plc, Aon Corp., AGH and AGL, as guarantors, and the Trustee, as trustee (incorporated by reference to Exhibit 4.2 to Aon plc’s Current Report on Form 8-K filed with the Commission on March 1, 2024)

4.3	Form of 2027 Notes (including the Guarantees) (included as Exhibit A to Exhibit 4.2)

4.4	Form of 2029 Notes (including the Guarantees) (included as Exhibit A to Exhibit 4.2)

4.5	Form of 2031 Notes (including the Guarantees) (included as Exhibit A to Exhibit 4.2)

4.6	Form of 2034 Notes (including the Guarantees) (included as Exhibit A to Exhibit 4.2)

4.7	Form of 2054 Notes (including the Guarantees) (included as Exhibit A to Exhibit 4.2)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Dated: March 1, 2024

AON NORTH AMERICA, INC.
(Registrant)

By:	/s/ Robert Lee
Name: Robert Lee
Title: Vice President

AON PLC
(Registrant)

By:	/s/ Paul Hagy
Name: Paul Hagy
Title: Treasurer

AON CORPORATION
(Registrant)

By:	/s/ Robert Lee
Name: Robert Lee
Title: Vice President

AON GLOBAL HOLDINGS PLC
(Registrant)

By:	/s/ Gardner Mugashu
Name: Gardner Mugashu
Title: Director

AON GLOBAL LIMITED
(Registrant)

By:	/s/ Alistair Boyd
Name: Alistair Boyd
Title: Director